Exhibit 4.395

/Cost of Arms of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 159702 dated October 31, 2017

For Rendering

Telecommunications Services for Wired Radio Broadcasting

This license is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity (Individual Entrepreneur)

(OGRN, OGRNIP)

1027700149124

Taxpayer Identification Number (INN)

7740000076

Location address (place of residence):

4 Marksistskaya Str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This license is granted for a term:

until October 31, 2022

This license is granted by decision of the licensing body – Order dated October 31, 2017 No. 664-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/Signature/ O. A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

CN 096834

Appendix to the license No. 159702

License Requirements

1. Public Joint Stock Company Mobile TeleSystems (licensee) shall observe the term of this license.

Abbreviated name:

MTS PJSC

OGRN 1027700149124	INN 777740000076

Location address:

4 Marksistskaya Str., Moscow, 109147

2. The licensee shall commence provision of telecommunications services under this license on or before October 31, 2019.

3. The licensee shall provide telecommunications services under this license only within the territory of the Penza Region.

4. Under this license the licensee shall provide a subscriber* with:

a) access to the licensee’s telecommunications network;

b) distribution (delivery) of signals from sound program (programs) through the wired broadcasting network to the user (terminal) equipment;

c) transmission of warning signals and emergency information on hazards arising in case of a threat of occurrence or occurrence of emergencies of natural and anthropogenic nature, as well as during military actions or as a result of these actions, on the rules of public conduct and the need for protection measures.

5. The licensee shall provide telecommunications services in accordance with the rules of telecommunications services, as approved by the Government of the Russian Federation.

6. When providing telecommunications services, the licensee shall observe the telecommunications network connection and interoperability rules, as approved by the Government of the Russian Federation, in case of connection of the licensee’s wired broadcasting network to the public telecommunications network, connection to the licensee’s wired broadcasting network of other telecommunications networks.

193315

1

7. The licensee shall have an appropriate telecommunications network management system meeting the regulatory requirements to telecommunications network management systems established by the federal executive authority responsible for telecommunications.

8. Telecommunications services may be provided under this license only in the presence of a license (licenses) for broadcasting and/or an agreement (agreements) with the broadcasting licensee for provision of telecommunications services.

9. The licensee shall provide information on the basis for accrual of the mandatory deductions (non-tax payments) to the universal service fund in the manner and in the form established by the federal executive authority responsible for telecommunications.

* In addition to the services provided for by this license, other services technologically closely related to telecommunications services for wired radio broadcasting and intended for increase in their customer value may be provided, unless a separate license is required for this purpose.

2

Total numbered, bound and sealed

3 (three) sheet (sheets).

Head of the Department for radio frequency assignment registers and licenses in the field of telecommunications

/Signature/ I. Yu. Zavidnaya

NOVEMBER 11, 2017

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

193316